UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2014

American Realty Capital Trust V, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55197	90-0929989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2014, Mr. Robert H. Burns and Mr. Edward M. Weil, Jr. resigned as members of the board of directors of American Realty Capital Trust V, Inc. (the “Company”), effective as of that same date. Neither Mr. Burns nor Mr. Weil resigned pursuant to any disagreement with the Company. Mr. Weil served as a director since January 2013. Mr. Weil will continue to serve in his capacity as president, chief operating officer, treasurer and secretary of the Company. Mr. Burns served as an independent director and as a member of the audit committee since January 2013.

Simultaneously with the resignations of Messrs. Burns and Weil, the Company’s board of directors took action to reduce the number of directors constituting the entire board to three directors pursuant to Article III, Section 2 of the Company’s bylaws, with such reduction in size of the board being effective immediately following the resignations of Messrs. Burns and Weil.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST V, INC.

Date: September 12, 2014	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch Chief Executive Officer and Chairman of the Board of Directors